UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

PARABILIS MEDICINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-43331	47-4505725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Parabilis Medicines, Inc.

30 Acorn Park Drive

Cambridge, MA 02140

(Address of principal executive offices, including zip code)

(617) 945-9510

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PBLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 9, 2026, Parabilis Medicines, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Regeneron Pharmaceuticals, Inc. (“Regeneron”), for the purchase of an aggregate of 4,166,666 shares (the “Shares”) of its voting common stock, par value $0.0001 (“Common Stock”), at a per share price equal to 90% of the initial public offering (“IPO”) price of $20.00 per share, through a private placement financing (the “Private Placement”), which took place concurrently with the IPO of the Company’s Common Stock. The Private Placement closed on June 11, 2026.

Pursuant to the Purchase Agreement, Regeneron is entitled to certain piggyback registration rights. The Purchase Agreement contains customary representations, warranties and agreements by the Company and Regeneron.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms thereof and not to provide investors with any other factual information regarding the Company or its business.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information regarding the Shares sold in the Private Placement set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Shares issued and sold in the Private Placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and were issued and sold pursuant to Section 4(a)(2) of the Securities Act. Regeneron has represented that it is an “institutional accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and is acquiring the Shares for investment purposes only and not with a view to any public distribution or with any intention of selling, distributing or otherwise disposing of the Shares in a manner that would violate the registration requirements of the Securities Act. The Shares were offered without any general solicitation by the Company or its representatives.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Certification of Incorporation

As previously disclosed in the Registration Statement on Form S-1, as amended (File No. 333-296032) (the “Registration Statement”), of the Company, and in connection with the completion of the IPO, the Company filed its seventh amended and restated certificate of incorporation (the “Amended and Restated Certificate”) with the Secretary of State of the State of Delaware. The Company’s board of directors (the “Board”) and the Company’s stockholders previously approved the Amended and Restated Certificate to be filed in connection with, and to be effective immediately prior to, the completion of the IPO. The Amended and Restated Certificate amended and restated the Company’s sixth amended and restated certificate of incorporation, as amended, in its entirety to, among other things: (i) authorize 800,000,000 shares of Common Stock, including 600,000,000 shares of voting common stock and 200,000,000 shares of non-voting common stock; (ii) eliminate all references to the previously-existing series of preferred stock; and (iii) authorize 10,000,000 shares of undesignated preferred stock that may be issued from time to time by the Board in one or more series.

The foregoing description of the Amended and Restated Certificate is qualified by reference to the full text of the Amended and Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amendment and Restatement of Bylaws

In addition, as previously disclosed in the Registration Statement, the amended and restated bylaws of the Company (the “Amended and Restated Bylaws”), previously approved by the Board and the Company’s stockholders, became effective as of the effectiveness of the Registration Statement. The Amended and Restated Bylaws amended and restated the Company’s bylaws in their entirety to, among other things: (i) establish procedures for the Company’s stockholders to take formal actions at meetings of stockholders; (ii) establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of the Company’s stockholders, including proposed nominations of persons for election to the Board; (iii) establish other procedures relating to the nomination of directors; and (iv) conform to the amended provisions of the Amended and Restated Certificate.

The foregoing description of the Amended and Restated Bylaws is qualified by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Seventh Amended and Restated Certificate of Incorporation of Parabilis Medicines, Inc.

3.2	Amended and Restated Bylaws of Parabilis Medicines, Inc.

10.1	Stock Purchase Agreement, by and between the Company and Regeneron Pharmaceuticals, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parabilis Medicines, Inc.

Date: June 11, 2026	By:	/s/ Thomas Kotarakos
Thomas Kotarakos
Chief Financial Officer